Deloitte & Touche LLP
Two World Financial Center
New York, New York
10281-1414

Tel: (212) 436-2000
Fax: (212) 436-5000
www.usdeloitte.com

                                                                      Exhibit 99


                                                                        Deloitte
                                                                        & Touche


April 1, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

Optimark Holdings, Inc., in its Form 12b-25 filing dated April 1, 2002, has notified the Securities and Exchange Commission that it will file its Form 10-K for the period ended December 31, 2001 late as a result of our inability to complete our audit by April 1, 2002. This is due to an inability to complete audit procedures with regard to certain liabilities relating to Optimark Holdings, Inc.'s discontinued operations. We have read and agree with the comments in Form 12b-25 of Optimark Holdings, Inc. dated April 1, 2002.

Yours truly,

/s/ Deloitte & Touche LLP





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Deloitte
Touche
Tohmatsu
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